                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 31, 2003, relating to the financial statements and financial highlights which appear in the December 31, 2002 Annual Report to Shareholders of Legg Mason Focus Trust, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "The Fund's Independent Accountants" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
August 18, 2003